Exhibit 10.22.5.11

AMENDED, RESTATED AND CONSOLIDATED GUARANTY

THIS AMENDED, RESTATED AND CONSOLIDATED GUARANTY (as the same has been or may be amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”), dated as of February 15, 2017, is made by each of the undersigned Subsidiaries of PRIMEENERGY CORPORATION, a Delaware corporation (the “Borrower”), whether as an original signatory hereto or as an Additional Guarantor (together with each such Person’s respective heirs, executors, personal representatives, permitted successors and permitted assigns, collectively, “Guarantors” and each, individually, a “Guarantor”), in favor of COMPASS BANK, as Administrative Agent for the Lenders, as hereinafter defined (in such capacity, “Administrative Agent”).

WHEREAS, Borrower, the financial institutions from time to time party thereto (the “Lenders”), and Compass Bank, as Administrative Agent and the Issuing Bank, are parties to that certain Third Amended and Restated Credit Agreement, dated as of the date hereof (as the same has been or may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which amends and restates the Existing Credit Agreement (as defined in the Credit Agreement); and

WHEREAS, in connection with the Existing Credit Agreement, certain Guarantors previously executed and delivered to Administrative Agent (i) that certain Guaranty dated as of July 30, 2010 and (ii) that certain Guaranty dated as of June 25, 2012 (each, as amended, supplemented or otherwise modified from time to time prior to the date hereof, an “Existing Guaranty”, and collectively, the “Existing Guaranties”); and

WHEREAS, each Guarantor (i) is a Subsidiary of Borrower, (ii) desires that the Guaranteed Parties (as hereinafter defined) extend or continue to extend credit and other financial accommodations to Borrower as contemplated by the Credit Agreement, the Secured Swap Agreements and the agreements related to Cash Management Services, (iii) will directly or indirectly benefit from the use by Borrower of the extensions of credit and financial accommodations for the purposes described in the Credit Agreement, the Secured Swap Agreements and the agreements related to Cash Management Services, and (iv) by and through the action of its governing body, has determined that it may reasonably be expected to benefit, directly or indirectly, from guarantying the Guaranteed Obligations, all as hereinafter provided; and

WHEREAS, each Guarantor desires to guarantee or confirm its continuing guarantee of the obligations and indebtedness owing by the Loan Parties under the Loan Documents, Secured Swap Agreements, and agreements related to Cash Management Services, to amend and consolidate the Existing Guaranties to reflect the foregoing, and, for purposes of clarity and ease of administration, to do so by means of this Guaranty;

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Guaranteed Parties to make and/or continue to make the Loans and other credit extensions under the Credit Agreement and the other Loan Documents and to make and/or continue to make financial accommodations under Secured Swap Agreements and agreements related to Cash Management

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Services Agreements, each Guarantor hereby agrees with Administrative Agent, for the benefit of the Guaranteed Parties, as follows and that the Existing Guaranties shall be amended, restated and consolidated in their entirety to read as follows:

1.    Definitions. Capitalized terms used herein and not otherwise defined have the meanings given such terms in the Credit Agreement. As used herein, the following terms have the following meanings:

“Guaranteed Obligations” means, collectively, (a) the Secured Obligations (as defined in the Credit Agreement), (b) any and all out-of-pocket expenses (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any other Guaranteed Party) in connection with the enforcement or protection of any of its rights under this Guaranty, and (c) all present and future amounts that would become due but for the operation of any provision of Debtor Relief Laws, and all present and future accrued and unpaid interest, including, without limitation, all post-petition interest if any Borrower or any other Loan Party voluntarily or involuntarily becomes subject to any Debtor Relief Laws.

“Guaranteed Parties” means, collectively, Administrative Agent, each Lender, the Issuing Bank, each Secured Swap Provider and each Secured Cash Management Provider.

2.    Guaranty. Each Guarantor hereby jointly and severally, unconditionally, absolutely and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise, of, and the performance of, the Guaranteed Obligations. Each Guarantor is jointly and severally liable for the full payment and performance of the Guaranteed Obligations as a primary obligor.

3.    Payment. If any of the Guaranteed Obligations is not punctually paid when due, whether by its terms or as a result of the exercise of any power to accelerate or otherwise, Guarantors shall, immediately on demand and without presentment, protest, notice of protest, notice of nonpayment, notice of intent to accelerate, notice of acceleration or any other notice whatsoever (all of which are expressly waived in accordance with Section 4 hereof), pay the amount due and payable thereon to Administrative Agent at its office specified in the Credit Agreement. It is not necessary for Administrative Agent, in order to enforce such payment by Guarantors, first to institute suit or exhaust its remedies against Borrower or any other Loan Party, or to enforce its rights against any security given to secure the Guaranteed Obligations. Administrative Agent is not required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations. No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind that any Guarantor has or may have against Borrower or Administrative Agent, shall be available hereunder to Guarantors. No payment by any Guarantor shall discharge the liability of Guarantors hereunder until the Guaranteed Obligations have been fully and finally satisfied. If Administrative Agent must rescind or restore any payment, or any part thereof, received by Administrative Agent on any part of the Guaranteed Obligations, any prior release or discharge from the terms of this Guaranty given Guarantors by Administrative Agent or any reduction of any Guarantor’s liability hereunder shall be without effect, and this Guaranty shall remain in full force and effect.

4.    Agreements and Waivers. Each Guarantor:

(a)    agrees to all terms and agreements heretofore or hereafter made by Borrower with Administrative Agent and/or the Lenders;

(b)    agrees that Administrative Agent may without impairing its rights or the obligations of such Guarantor hereunder (i) waive or delay the exercise of any of its rights or remedies against or release the Borrower or any other Person, including, without limitation, any other party who is personally or whose property is liable with respect to the Guaranteed Obligations or any part thereof (Guarantors and any such other Person or Persons are hereafter collectively called the “Sureties” and each individually called a “Surety”); (ii) take or accept any other security, collateral or guaranty, or other assurance of the payment of all or any part of the Guaranteed Obligations; (iii) release, surrender, exchange, subordinate or permit or suffer to exist any deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustified impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of

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the Guaranteed Obligations or the liability of such Guarantor or any other Surety; (iv) increase, renew, extend, or modify the terms of any of the Guaranteed Obligations or any instrument or agreement evidencing the same; (v) apply payments by the Borrower, any Surety, or any other Person to any of the Guaranteed Obligations; (vi) bring suit against any one or more Sureties without joining any other Surety or the Borrower in such proceeding; (vii) compromise or settle with any one or more Sureties in whole or in part for such consideration or no consideration as Administrative Agent may reasonably deem appropriate; or (viii) partially or fully release one or more of any Guarantor or any other Surety from liability hereunder;

(c)    agrees that the obligations of such Guarantor under this Guaranty shall not be released, diminished, or adversely affected by any of the following: (i) the insolvency, bankruptcy, rearrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the Borrower or any Surety; (ii) the invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any document or agreement executed in connection with the Guaranteed Obligations, for any reason, or the fact that any debt included in the Guaranteed Obligations exceeds the amount permitted by law; (iii) the failure of Administrative Agent or any other Person to exercise diligence or reasonable care or to act in a commercially reasonable manner in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security; (iv) the fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations is not properly perfected or created, or proves to be unenforceable or subordinate to any other security interest or lien; (v) the fact that the Borrower has any defense to the payment of all or any part of the Guaranteed Obligations; (vi) any payment by the Borrower or any Surety to Administrative Agent and/or the other Guaranteed Parties is a preference under applicable bankruptcy laws, or for any reason Administrative Agent and/or any other Guaranteed Party is required to refund such payment or pay such amounts to the Borrower, any such Surety, or someone else; (vii) any defenses that the Borrower could assert on the Guaranteed Obligations, including but not limited to failure of consideration, breach of warranty, fraud, payment, accord and satisfaction, strict foreclosure, statute of frauds, bankruptcy, infancy, statute of limitations, lender liability and usury; or (viii) any other action taken or omitted to be taken with respect to the Credit Agreement, the other Loan Documents, the Guaranteed Obligations, the security and collateral therefor whether or not such action or omission prejudices such Guarantor or any Surety, or increases the likelihood that such Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof;

(d)    agrees that such Guarantor is obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, act or omission whatsoever, whether or not particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations;

(e)    to the extent allowed by applicable law, waives all rights and remedies now or hereafter accorded by applicable law to guarantors or sureties, including without limitation any defense, right of offset or other claim that such Guarantor may have against Borrower or that Borrower may have against Administrative Agent and/or any other Guaranteed Party;

(f)    waives all notices whatsoever with respect to this Guaranty or with respect to the Guaranteed Obligations, including, without limitation, notice of (i) Administrative Agent’s and/or the Guaranteed Parties’ acceptance hereof or its or their intention to act, or its or their action, in reliance hereon; (ii) the present existence, future incurrence, or any amendment of any of the Guaranteed Obligations or any terms or amounts thereof or any change therein in the rate of interest thereon; (iii) any default by the Borrower or any Surety; (iv) the obtaining, enforcing, or releasing of any guaranty or surety agreement (in addition hereto), pledge, assignment, or other security for any of the Guaranteed Obligations;

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(g)    waives notice of presentment for payment, notice of protest, protest, demand, notice of intent to accelerate, notice of acceleration and notice of nonpayment, protest in relation to any instrument evidencing any of the Guaranteed Obligations, and any demands and notices required by law, except as such waiver may be expressly prohibited by law, and diligence in bringing suits against any Surety; and

(h)    waives each right to which any of them may be entitled by virtue of the laws of the State of Texas governing or relating to suretyship and guaranties, including, without limitation, any rights under Rule 31, Texas Rules of Civil Procedure, Chapter 51 of the Texas Property Code, Section 17.001 of the Texas Civil Practice and Remedies Code, Section 3.605 of the Uniform Commercial Code, and Chapter 43 of the Texas Civil Practice and Remedies Code, as any or all of the same may be amended or construed from time to time, or the common law of the State of Texas at all relevant times.

5.    Liability. The liability of each Guarantor under this Guaranty is irrevocable, absolute and unconditional, without regard to the liability of any other Person, and shall not in any manner be affected by reason of any action taken or not taken by Administrative Agent and/or the other Guaranteed Parties, which action or inaction is herein consented and agreed to, nor by the partial or complete unenforceability or invalidity of any other guaranty or surety agreement, pledge, assignment or other security for any of the Guaranteed Obligations. No delay in making demand on Sureties or any of them for satisfaction of the liability hereunder shall prejudice Administrative Agent’s right to enforce such satisfaction. All of Administrative Agent’s rights and remedies shall be cumulative and any failure of Administrative Agent to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time, and from time to time, thereafter. This is a continuing guaranty of payment, not a guaranty of collection, and this Guaranty shall be binding upon Guarantors regardless of how long before or after the date hereof any of the Guaranteed Obligations were or are incurred.

6.    Subordination. If the Borrower is now or hereafter becomes indebted to one or more Guarantors (such indebtedness and all interest thereon is referred to as the “Affiliated Debt”), such Affiliated Debt shall be subordinate in all respects to Borrower’s full payment and performance of the Guaranteed Obligations, and no Guarantor shall be entitled to enforce or receive payment thereof until all of the Guaranteed Obligations have been paid. Each Guarantor agrees that any Liens upon the Borrower’s assets securing the payment of the Affiliated Debt shall be and remain subordinate and inferior to any Liens upon Borrower’s assets securing the payment of the Guaranteed Obligations, and without the prior written consent of Administrative Agent, such Guarantor shall not exercise or enforce any creditor’s rights of any nature against the Borrower to collect the Affiliated Debt (other than demand payment therefor). In the event of the receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving the Borrower as a debtor, Administrative Agent has the right and authority, either in its own name or as attorney-in-fact for any Guarantor, to file such proof of debt, claim, petition or other documents and to take such other steps as are necessary to prove its rights hereunder and receive directly from the receiver, trustee or other court custodian, payments, distributions or other dividends that would otherwise be payable upon the Affiliated Debt. Each Guarantor hereby assigns such payments, distributions and dividends to Administrative Agent, and irrevocably appoints Administrative Agent as its true and lawful attorney-in-fact with authority to make and file in the name of such Guarantor any proof of debt, amendment of proof of debt, claim, petition or other document in such proceedings and to receive payment of any sums becoming distributable on account of the Affiliated Debt, and to execute such other documents and to give acquittances therefor and to do and perform all such other acts and things for and on behalf of such Guarantor as may be necessary in the opinion of Administrative Agent in order to have the Affiliated Debt allowed in any such proceeding and to receive payments, distributions or dividends of or on account of the Affiliated Debt.

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7.    Subrogation. No Guarantor waives or releases any rights of subrogation, reimbursement or contribution that such Guarantor may have, after full and final payment of the Guaranteed Obligations, against others liable on the Guaranteed Obligations. Each Guarantor’s rights of subrogation and reimbursement are subordinate in all respects to the rights and claims of Administrative Agent and the other Guaranteed Parties, and no Guarantor may exercise any rights it may acquire by way of subrogation under this Guaranty, by payment made hereunder or otherwise until all of the Guaranteed Obligations have been fully and finally paid. If any amount is paid to any Guarantor on account of such subrogation rights at any time prior to the full and final payment and performance of the the Guaranteed Obligations, such amount shall be held in trust for the benefit of Administrative Agent, on behalf of the Guaranteed Parties, to be credited and applied on the Guaranteed Obligations, whether matured or unmatured.

8.    Other Indebtedness or Secured Obligations of Guarantors. If any Guarantor is or becomes liable for any indebtedness owed by Borrower to the Guaranteed Parties by endorsement or otherwise than under this Guaranty, such liability shall not be affected by this Guaranty, and the rights of Administrative Agent and the Guaranteed Parties hereunder shall be cumulative of all other rights that Administrative Agent or any other Guaranteed Party may have against such Guarantor. The exercise by Administrative Agent of any right or remedy hereunder, under any other instrument or at law or in equity shall not preclude the concurrent or subsequent exercise of any right or remedy under any other instrument or at law or in equity and shall not preclude the concurrent or subsequent exercise of any other right or remedy. Further, without limiting the generality of the foregoing, this Guaranty is given by Guarantors in addition to all guaranties heretofore or hereafter executed and delivered to Administrative Agent and/or the other Guaranteed Parties by any Guarantor in connection with the Guaranteed Obligations, and nothing herein shall be deemed to replace or be in lieu of any other of such previous or subsequent guarantees.

9.    Representations and Warranties. Each Guarantor represents and warrants as follows:

(a)    the representations and warranties set forth in Article VII of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party are true and correct in all material respects (or if such representation or warranty is qualified by materiality or reference to Material Adverse Effect, in all respects) and the Guaranteed Parties shall be entitled to rely on each of them as if they were fully set forth herein;

(b)    such Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty and the Guaranteed Obligations;

(c)    such Guarantor is familiar with, and has independently reviewed the books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Guaranteed Obligations, but such Guarantor is not relying on such financial condition, the collateral, or the agreement of any other party to become a Surety as an inducement to enter into this Guaranty;

(d)    none of Administrative Agent, any other Guaranteed Party, any Surety, or any other Person has made any representation, warranty or statement to such Guarantor in order to induce such Guarantor to execute this Guaranty;

(e)    as of the date hereof, and after giving effect to this Guaranty and the contingent obligations evidenced hereby, such Guarantor (i) is and will be solvent, (ii) will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of

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indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (iii) will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business and has and will have assets which, fairly valued, exceed its obligations, liabilities and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities;

(f)    the execution, delivery and performance of this Guaranty and any other Loan Documents to which such Guarantor is a party (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (ii) will not violate (A) any Governmental Requirement applicable to such Guarantor or any of its Subsidiaries or (B) the Organizational Documents of such Guarantor or any of its Subsidiaries, (iii) will not violate or result in a default under any indenture, note, credit agreement or other similar instrument binding upon such Guarantor or any of its Subsidiaries or the assets of such Guarantor or any of its Subsidiaries, or give rise to a right thereunder to require any payment to be made by such Guarantor or any of its Subsidiaries, and (iv) will not result in the creation or imposition of any Lien on any Property of such Guarantor or any of its Subsidiaries (other than the Liens created by the Loan Documents);

(g)    the execution, delivery and performance of this Guaranty and any other Loan Documents to which such Guarantor is a party are within such Guarantor’s organizational powers and have been duly authorized by all necessary organizational action and, if required, action by equity holders;

(h)    this Guaranty and each other Loan Document to which such Guarantor is a party has been duly executed and delivered by such Guarantor and constitutes a legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(i)    such Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted, and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

10.    Covenants of Guarantors. So long as the Credit Agreement and/or this Guaranty are in effect and until all Guaranteed Obligations are paid and performed in full, each Guarantor covenants and agrees with Administrative Agent and the other Guaranteed Parties that such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

11.    Right of Offset. In addition to any rights and remedies of the Guaranteed Parties provided by law, upon the occurrence and during the continuance of any Event of Default, each Guaranteed Party (after obtaining the written consent of Administrative Agent) is authorized at any time and from time to time, without prior notice to Guarantors, any such notice being waived by each Guarantor to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time

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owing by, such Guaranteed Party to or for the credit or the account of any one or more Guarantors against any and all Guaranteed Obligations owing to such Guaranteed Party hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not Administrative Agent or such other Guaranteed Party shall have made demand under this Guaranty or any other Loan Document and although such Guaranteed Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Guaranteed Obligations. Each Guaranteed Party agrees promptly to notify the affected Guarantor and Administrative Agent after any such set-off and application made by such Guaranteed Party; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

12.    Costs and Expenses. Guarantors jointly and severally agree to pay to Administrative Agent and each other Guaranteed Party, upon demand, all losses and reasonable costs and expenses, including attorneys’ fees, that may be incurred by Administrative Agent and/or such other Guaranteed Party in attempting to cause the Guaranteed Obligations to be satisfied or in attempting to cause satisfaction of Guarantors’ liability under this Guaranty.

13.    Exercising Rights, Etc. No notice to or demand upon any Guarantor in any case shall, of itself, entitle such Guarantor or any other Guarantor to any other or further notice or demand in similar or other circumstances. No delay or omission by Administrative Agent in exercising any power or right hereunder shall impair such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder.

14.    Incorporation of Certain Provisions by Reference. The provisions of Section 12.09 of the Credit Agreement captioned “Governing Law; Jurisdiction; Consent to Service of Process” are incorporated herein by reference for all purposes. If the Credit Agreement shall cease to remain in effect for any reason whatsoever during any period and any part of the Guaranteed Obligations remain unpaid, then the terms, covenants, and agreements set forth therein applicable to the Guarantors shall nevertheless continue in full force and effect as obligations of each Guarantor under this Guaranty.

15.    Notices. Any notice required or permitted by this Guaranty shall be in writing and shall be delivered in accordance with Section 12.01 of the Credit Agreement, addressed to Guarantors at their respective addresses set forth on the signature pages hereof and to Administrative Agent at its address set forth in the Credit Agreement.

16.    Benefit; Binding Effect. This Guaranty shall (a) inure to the benefit of Administrative Agent, each other Guaranteed Party, and their respective successors and assigns, and to any transferee of any interest in any of the Guaranteed Obligations and (b) be binding on each Guarantor and such Guarantor’s successors and assigns; provided, however, no Guarantor may assign or delegate any of its rights, powers, duties or obligations hereunder, except in accordance with the Credit Agreement.

17.    Entirety and Amendments. This Guaranty embodies the entire agreement between the parties and supersedes all prior agreements, conditions, and understandings, if any, relating to the subject matter hereof and thereof, and this Guaranty may be amended only by an instrument in writing executed by Guarantors and Administrative Agent (with the requisite consent, if any, of all Lenders or the Majority Lenders in accordance with the Credit Agreement).

18.    Additional Guarantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Guarantors (each, an “Additional Guarantor”), by executing a Joinder Agreement in the form of Exhibit A hereto. Upon delivery to Administrative Agent of any such Joinder Agreement, notice of which is hereby waived by the other Guarantors, each

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Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereto. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary of Borrower to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

19.    Limitation on Liability. The liability of each Guarantor with respect to the Guaranteed Obligations shall not exceed the Maximum Amount (as defined below) for such Guarantor. “Maximum Amount” means the greater of (a) the amount of the economic benefit received by such Guarantor from the Guaranteed Obligations whether by loan proceeds to purchase assets or perform contracts for such Guarantor or by loan proceeds being otherwise available to such Guarantor through intercompany loans, advances, capital contributions or otherwise, or (b) the largest amount that would not render such Guarantor’s obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.

20.    Amendment and Restatement. This Guaranty is an amendment, restatement and consolidation of, but not a release, novation, extinguishment, discharge or satisfaction of any indebtedness, liabilities, obligations, waivers or agreements of each of the Guarantors under, the Existing Guaranties. Each of the Guarantors affirms and ratifies its waivers and agreements in each Existing Guaranty to which it is a party and agrees that the waivers and agreements made by such Guarantor in each Existing Guaranty to which it is a party shall remain valid, binding, and enforceable waivers and agreements in favor of the Guaranteed Parties, but shall hereafter be governed by this Guaranty that amends and restates the Existing Guaranties in their entirety. This Guaranty is not intended as, and shall not be construed as, a release, novation, extinguishment, discharge or satisfaction of any indebtedness, liabilities, obligations, waivers or agreements of any of the Guarantors pursuant to any Existing Guaranty.

[The rest of this page is intentionally left blank. The signature pages follow.]

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IN WITNESS WHEREOF, Guarantors, intending to be jointly and severally legally bound hereby, have duly executed and delivered this Guaranty as of the date and year first above written.

GUARANTORS:

PRIMEENERGY MANAGEMENT CORPORATION

By:	/s/ Beverly A. Cummings
	Name:	Beverly A. Cummings
	Title:	Executive Vice President, Treasurer & Chief Financial Officer

PRIME OPERATING COMPANY

By:	/s/ Beverly A. Cummings
	Name:	Beverly A. Cummings
	Title:	Executive Vice President, Treasurer & Chief Financial Officer

EASTERN OIL WELL SERVICE COMPANY

By:	/s/ Beverly A. Cummings
	Name:	Beverly A. Cummings
	Title:	Executive Vice President, Treasurer & Chief Financial Officer

SOUTHWEST OILFIELD CONSTRUCTION COMPANY

By:	/s/ Beverly A. Cummings
	Name:	Beverly A. Cummings
	Title:	Executive Vice President, Treasurer & Chief Financial Officer

EOWS MIDLAND COMPANY

By:	/s/ Beverly A. Cummings
	Name:	Beverly A. Cummings
	Title:	Executive Vice President, Treasurer & Chief Financial Officer

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PRIME OFFSHORE L.L.C.

By:	/s/ Beverly A. Cummings
	Name:	Beverly A. Cummings
	Title:	Executive Vice President, Treasurer & Chief Financial Officer

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ACCEPTED AND AGREED TO BY:

COMPASS BANK, as Administrative Agent

By:	/s/ Kathleen J. Bowen
	Name:	Kathleen J. Bowen
	Title:	Managing Director

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EXHIBIT A

[FORM OF] JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder Agreement”) is entered into as of             , 201  , by the undersigned (“Additional Guarantor”), in favor of COMPASS BANK, as Administrative Agent for the Guaranteed Parties as defined in the Guaranty referred to below (in such capacity, “Administrative Agent”).

WHEREAS, PrimeEnergy Corporation, a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Administrative Agent have entered into that certain Third Amended and Restated Credit Agreement, dated as of February 15, 2017 (as the same has been or may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, pursuant to the Credit Agreement, certain Subsidiaries of Borrower executed and delivered to Administrative Agent, for the benefit of the Guaranteed Parties, that certain Amended, Restated and Consolidated Guaranty, dated as of February 15, 2017 (as the same has been or may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), in order to, among other things, induce the Guaranteed Parties to make the extensions of credit and other financial accommodations provided for in the Credit Agreement, the Secured Swap Agreements and agreements related to Cash Management Services; and

WHEREAS, Additional Guarantor (i) is a Subsidiary of Borrower, (ii) desires that the Guaranteed Parties continue to make the extensions of credit and other financial accommodations provided for in the Credit Agreement, the Secured Swap Agreements, and the agreements related to Cash Management Services, and (iii) will directly or indirectly benefit from the extensions of credit and other financial accommodations provided for in the Credit Agreement, the Secured Swap Agreements, and the agreements related to Cash Management Services; and

WHEREAS, Additional Guarantor, by and through the action of its governing body, has determined that it may reasonably be expected to benefit, directly or indirectly, from guarantying the Guaranteed Obligations, all as provided herein and in the Guaranty;

ACCORDINGLY, Additional Guarantor hereby agrees with Administrative Agent, for the benefit of the Guaranteed Parties, as follows:

1.    Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Guaranty.

2.    Party to Guaranty. Additional Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, Additional Guarantor will be deemed to be a party to the Guaranty and a “Guarantor” for all purposes of the Guaranty, and shall have all of the obligations of a Guarantor thereunder as if it had been an original party thereto. Additional Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to Guarantors contained in the Guaranty or the Credit Agreement. Without limiting the generality of the foregoing terms of this Section 2, Additional Guarantor hereby, jointly and severally with the other Guarantors, unconditionally, absolutely and irrevocably guarantees to the Guaranteed Parties, as provided in the Guaranty, the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise, of, and the performance of, the Guaranteed Obligations. Additional Guarantor is jointly and severally liable for the full payment and performance of the Guaranteed Obligations as a primary obligor.

EXHIBIT A – Page 1

3.    Address for Notice Purposes. The address of Additional Guarantor for purposes of all notices and other communications is set forth on its signature page hereto.

4.    Waiver of Acceptance. Additional Guarantor hereby waives acceptance by Administrative Agent and the other Guaranteed Parties of the guarantee by Additional Guarantor under the Guaranty upon Additional Guarantor’s execution of this Joinder Agreement.

5.    Representations and Warranties. Additional Guarantor hereby makes each representation and warranty set forth in the Guaranty with respect to itself.

6.    Counterparts. This Joinder Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

7.    Governing Law. The provisions of Section 12.09 of the Credit Agreement captioned “Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial” are incorporated herein by reference for all purposes.

8.    Loan Document. This Joinder Agreement is a Loan Document for all purposes, and each reference in any Loan Document to the Guaranty shall mean the Guaranty as supplemented by this Joinder Agreement.

[The remainder of this page is left intentionally blank. Signature pages follows.]

EXHIBIT A – Page 2

IN WITNESS WHEREOF, the undersigned Additional Guarantor and Administrative Agent have executed this Joinder Agreement as of the date first above written.

ADDITIONAL GUARANTOR:

By:
Name:
Title:

Address for Notices:

EXHIBIT A – Page 3

ADMINISTRATIVE AGENT:

COMPASS BANK, as Administrative Agent

By:
Name:
Title:

EXHIBIT A – Page 4